295 East Main Street, Suite #1 Ashland, OR 97520 541.552.9360 [office] 541.552.1090 [fax] www.ecosolutionsintl.com	2299 Yan An Road, West Shanghai Mart, Suite #3B55 Shanghai, 200336 PRC +86 21.6236.6100 [office] +86 21.6236.6102 [fax]

April 8, 2009

To Our Loyal Shareholders:

In the past 12 months, ecoSolutions Intl has defined itself in the market to be the provider of eco-friendly solutions to preserve and protect the planet with our primary focus in the plastics market. Our focus is branding and marketing eco-friendly products.  Our efforts have resulted in products containing our ecoFoam ™ and ecoPlastic™ being available to consumers by nationally recognized retailers.

As you are aware the world economy has been volatile and we have worked hard to achieve our goals, which have taken longer than expected, and consequently have required more capital.   While we are not yet profitable, we believe we are well positioned for the future and have strong interest from capital investors who have embraced our vision and who understand that additional investment will be needed.

Even during these difficult economic times, the call for environmentally friendly products remains strong. The demand for personal and corporate responsibility for our environment continues to fuel interest in our vision and our products, which we believe will result in substantial shareholder value.

For the past year, we have focused on:

1. Developing world-class retailers such as Wal-Mart and Payless who have interest in multiple applications for our product solutions;

2. Building our relationships with industry leaders and companies;

3. Building our brands ecoFoam™, ecoPlastic™, and ecoWrap™;  and

4. Identifying unique and proprietary products and processes that are eco-friendly and will maximize shareholder value.

CUSTOMERS

Payless Shoe Source, a division of Collective Brands, Inc. (NYSE: PSS) has nationalized our ecoFoam™ brand.  Their American Eagle Brand has developed three sandals that are made of ecoFoam™ and are available in many of their over 4,500 stores.  Drop by your local Payless store or go to their website at www.payless.com and search for “ecoFoam” to purchase your pair of sandals and let them know how excited you are about their ecoFoam™ products.

Wal-Mart (NYSE: WMT), after completing lab testing is currently live testing a standard shopping bag made using our ecoPlastic™ product in two stores.

INDUSTRY LEADERS

We have focused on developing relationships with industry leaders to build value for our existing products and identify new opportunities.

Jim Haworth, the former Executive Vice President and Chief Operations Officer of Wal-Mart Stores, Inc., joined our Company as a consultant.  The addition of a retail executive of Jim’s caliber (he has over 20 years of experience in the United States and Asia) demonstrates the validity of the ecoSolutions business model.   Jim helped build Wal-Mart from approximately 400 stores to 3,000, including introducing Wal-Mart to Asia.   He has brought some exciting ideas to aggressively grow ecoSolutions sales. We are thrilled that Mr. Haworth agreed to join us; his talent, retail credentials, knowledge and contacts will be invaluable. This will clearly turbo charge our eco-friendly platform and open doors to opportunities in boardrooms across the world.

TSRC, Inc. (TWSE – TSRC), a $1 billion revenue company based in Taiwan, has agreed in principle to a joint venture to develop eco-friendly plastics. TSRC worked with ecoSolutions to develop an eco-friendly material for a major U.S. retailer.   The depth of their research and development labs and proximity to major Asian manufacturers strengthen our ability to serve the Asian markets. Together we have identified and are developing several proprietary eco-friendly products.

Mr. Haworth and TSRC combine to give us a strong foothold in Asia.

PRODUCTS & BRANDING

ecoFoam™ continues to be used in several retail products including yoga mats by Prana and Payless’ American Eagle sandals. ecoFoam™ is PVC free and does not contain phthalates, carbon black, or sulfur and vulcanization accelerators found in rubber production. Additionally, ecoFoam™ material is recyclable allowing for a high recovery rate of reclaimed waste materials in the production.   ecoFoam™ is being evaluated for use by several nationally recognized companies.

 ecoPlastic™ has evolved over the last year and we secured the exclusive right to a proprietary additive material that can reduce the amount of polyethylene (PE) that is used in many plastic products by twenty percent or more.    The product reduces the carbon footprint of current plastic products by reducing the amount of oil used in the products as well as providing a lighter material that reduces shipping costs.

ecoWrap™ is a shrink-wrap product that reduces the amount of oil used by approximately forty percent with similar strength to current materials.  This will reduce weights for shipping, reduce the amount of oil used currently, and provide less material that needs to be recycled.   We have the exclusive relationship to approach the United States market for this product.

New technologies.     We continue to explore many high value materials and processes to reduce, replace, or revolutionize products to make them eco-friendly.    New material applications currently in negotiation include products for:  clothing, retail bottles, storage bottles, thread and fishing line, to name but a few.

Our goal remains to create long-term value for our shareholders. We have targets that generate significant value, not merely targets that can be readily met. At ecoSolutions, our ambitions are big and we have a solid plan to achieve them and partners we can count on to help us rise to the next level.

We are excited about the opportunities that lie ahead for ecoSolutions. We have the underlying technology, product manufacturing and customer relationships to continue meeting the growing demand for eco-friendly products and solutions our world requires. While we remain optimistic about the opportunities for ecoSolutions, capital markets have tightened and we will require further capital investment to continue ongoing operations.   We continue to seek capital support and believe that we have high interest from credible investors.

Looking forward to the coming fiscal year, we see strong demand for our products and expect to grow revenue to levels which will demonstrate that ecoSolutions has the best strategy and execution of any small cap company in the eco friendly segment. Thank you for your continued support.

Respectfully,

Bill Patridge
President and Chief Executive Officer

Cautionary Statement Regarding Forward-Looking Statements: Certain statements contained in this letter contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements include, but are not limited to, statements about our ability to increase earnings, operate through a difficult economy, and increase our relevance to customers, as well as the future impact of our investments in technology. Forward-looking statements are subject to risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: our ability to offer merchandise and services that our customers want, including our proprietary brand products; our ability to successfully implement initiatives to improve inventory management and other capabilities; competitive conditions in the retail and related services industries; the impact of seasonal buying patterns, including seasonal fluctuations due to weather conditions, which are difficult to forecast with certainty; general economic conditions and normal business uncertainty, changes in consumer confidence, tastes, preferences and spending, including the impact of fuel costs and spending patterns, the availability and level of consumer debt, and unanticipated increases in our costs; our dependence on sources outside the United States for significant amounts of our merchandise; our extensive reliance on computer systems to process transactions, summarize results and manage our business; our reliance on third parties to provide us with services in connection with the administration of certain aspects of our business; our ability to properly implement and realize the expected benefits from our new organizational structure and operating model; our ability to attract, motivate and retain key executives and other associates; the outcome of pending and/or future legal proceedings, including product liability claims and bankruptcy claims, including proceedings with respect to which the parties have reached a preliminary settlement; and our ability to successfully invest available capital and raise additional capital. We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available.